Exhibit 10.14.3
Execution

AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT
This Amendment No. 2 to Loan and Security Agreement, dated as of February 7, 2020 (this “Amendment”), is entered into by and between Nexperia B.V., a private limited liability company incorporated under the laws of the Netherlands, with its registered office at Jonkerbosplein 52, 6534 AB Nijmegen, the Netherlands (“Nexperia” or the “Lender”) and Transphorm, Inc., a Delaware corporation (“Transphorm” or the “Borrower”), and amends that certain Loan and Security Agreement, dated as of April 4, 2018, as previously amended by Amendment No. 1 to Loan and Security Agreement dated March 21, 2019 (such Loan and Security Agreement and Amendment No. 1, collectively, the “Loan and Security Agreement”). Capitalized terms used herein but not defined herein are used as defined in the Loan and Security Agreement.
W I T N E S S E T H:
WHEREAS, Transphorm intends to enter into an agreement and plan of merger and reorganization with Peninsula Acquisition Corporation, a Delaware corporation (“Parent”), and Peninsula Acquisition Sub, Inc. (“Merger Sub”), pursuant to which Merger Sub will merge with and into Transphorm, the corporate existence of Merger Sub will cease, and Transphorm will become a wholly-owned subsidiary of Parent (the “Transaction”), which Transaction will result in a Change of Control of Transphorm; the date on which the closing of the Transaction will occur is referred to herein as the “Closing Date”;
WHEREAS, in connection with the Transaction, Transphorm will amend its Operating Documents and change its legal name;
WHEREAS, the parties wish for the Loan and Security Agreement to continue in full force and effect in accordance with its terms through and following the closing of Transaction, except to the extent otherwise set forth in this Amendment;
WHEREAS, in anticipation of and contingent upon the closing of the Transaction, the parties also wish to modify certain terms and conditions of the Agreement, effective as of the Closing Date immediately prior to the consummation of the Transaction;
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION 1.    AMENDMENTS TO THE LOAN AND SECURITY AGREEMENT
The Loan and Security Agreement is hereby amended as follows:
1.1    Effective as of the Closing Date immediately prior to the consummation of the Transactions, the definition of “Change of Control” is amended and restated in its entirety as follows:
“Change of Control” means the occurrence of any of the following events: (i) a consolidation, merger or other business transaction of the Borrower (or its parent entity) with or into any other entity as a result of which the stockholders of the Borrower (or its parent entity) immediately prior to such transaction do not own at least 50% of the issued and outstanding stock (or, if not a corporation, the equity interests) of the surviving or resulting entity (or if such surviving or resulting entity is a wholly-owned subsidiary immediately following such transaction, its parent); (ii) a person or entity (or a group of persons or entities, as described in Section 13(d) of the Securities Exchange Act of 1934, as amended) acquires more than 50% of the issued and outstanding voting stock of the Borrower (or its parent entity); (iii) the sale, assignment, license or other disposition of all or substantially all of the assets of the Borrower (or its parent entity); or (iv) the closing of the Borrower’s (or its parent entity’s) first firm commitment underwritten public offering of stock registered under the Securities Act of 1933, as amended.
SECTION 2.    LENDER CONSENT AND WAIVER
The Lender hereby consents and agrees as follows:
2.1    Changes in Operations or Organization; Waiver of Notice.  Lender acknowledges and consents to Borrower amending its Operating Documents and changing its legal name in connection with the Transaction. Lender further acknowledges and agrees that it has received written notice of such amendment and legal name change, and further that this Amendment independently satisfies all obligations of Borrower to provide written notice to Lender thereof as required by Section 7.1 of the Loan and Security Agreement.
2.2    No Change of Control or Event of Default; Waiver of Notice.  The Transaction shall not be deemed to be, or deemed to result in, directly or indirectly, a Change of Control of Borrower or an Event of Default, including without limitation for purposes of Section 8 and Section 9 of the Loan and Security Agreement. Notwithstanding the foregoing, to the extent the Transaction is deemed to result in a Change of Control of Transphorm, Lender acknowledges and agrees that it has received written notice thereof, and further that this Amendment independently satisfies all obligations of Borrower to provide written notice to Lender of such Change of Control as required by Section 6.10 of the Loan and Security Agreement.
2.3    Financial Statements.  Lender acknowledges and agrees that (i) the delivery by Borrower on July 8, 2018 of its annual financial statements for the fiscal year ended December 31, 2018 satisfies the requirements of Section 6.2(a) of the Loan and Security Agreement, (ii) that such longer period for such delivery in excess of 180 days is agreed to by Lender and (iii) that any Default or Event of Default that may have arisen as a result of such delivery being later than the required time period in Section 6.2(a), and the consequences thereof, are hereby waived.
SECTION 3.    REAFFIRMATION
The Borrower hereby confirms that the security interests and liens granted by it pursuant to the Loan Documents continue to secure the Obligations as set forth in the Loan Documents and that such security interests and liens remain in full force and effect. The Borrower confirms and ratifies its obligations under each of the Loan Documents executed by it after giving effect to this Amendment.

SECTION 4.    MISCELLANEOUS
4.1    Reference to and Effect on the Loan Documents.
(a)    After giving effect to this Amendment, each reference in the Loan and Security Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Loan and Security Agreement (including, without limitation, by means of words like “thereunder”, “thereof”, “therein” and words of like import), shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment.
(b)    Except as expressly amended or waived, as applicable, hereby, all of the terms and provisions of the Loan and Security Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.
(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under the Loan and Security Agreement or any Loan Document, or constitute a waiver or amendment of any other provision of the Loan and Security Agreement or any Loan Document (as amended hereby) except as and to the extent expressly set forth herein.
4.2    Choice of Law; Dispute Resolution; Severability of Provisions; Counterparts; Electronic Execution of Documents; Captions; Construction of Agreement; Third Parties.  The terms of Sections 11, 12.5, 12.7, 12.10, 12.11, 12.12 and 12.14 of the Loan and Security Agreement with respect to Choice of Law, Dispute Resolution, Severability of Provisions, Counterparts, Electronic Execution of Documents, Captions, Construction of Agreement and Third Parties are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
4.3    Loan Document and Integration.  This Amendment shall constitute a Loan Document, and together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and members thereunto duly authorized, as of the date indicated above.

TRANSPHORM, INC., as the Borrower

By:	/s/ Primit Parikh
Name: Primit Parikh
Title: Co Founder & COO

NEXPERIA B.V., as the Lender

By:	/s/ Charles Smit
Name: Charles Smit
Title: SVP & General Counsel

[Signature Page to Amendment No. 2 to Loan and Security Agreement]